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                                                                   Exhibit 10.13

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of ___________ ___, 1999 by and between Charter Communications, Inc., a Delaware corporation incorporated on July 22, 1999, Charter Investment, Inc., a Delaware corporation formerly known as Charter Communications, Inc. ("CHARTER INVESTMENT"), Vulcan Cable III, Inc., a Washington corporation ("VULCAN III"), and Paul G. Allen ("ALLEN").

                              PRELIMINARY STATEMENT

         A. Charter Investment caused the Company to be formed as a means of effecting a public offering of indirect equity interests in Charter Communications Holding Company, LLC ("CHARTER LLC"), for the benefit of Charter LLC.

         B. The Company has undertaken a registered public offering on Form S-1 of shares of Class A Stock and upon the consummation thereof (the "IPO DATE") will contribute the net proceeds of this public offering (or, where applicable, shortly thereafter certain assets to be acquired utilizing a portion of such net proceeds) to Charter LLC in exchange for Class B Common Units in Charter LLC.

         C. Pursuant to (i) that certain Membership Interest Purchase Agreement, dated as of July 22, 1999, by and between Charter LLC and Allen, as amended (the "PURCHASE AND CONTRIBUTION AGREEMENT") and in accordance with that certain Amended and Restated Limited Liability Company Agreement for Charter LLC, effective as of _______ __, 1999, by and between the members listed on Schedule A thereto (the "LLC AGREEMENT") and (ii) that letter agreement from Allen to the Company dated September 1, 1999 (the "LETTER AGREEMENT"), Charter Investment and Vulcan III will on the IPO Date hold Class A Common Units and Charter Investment and Vulcan III and their affiliates may in the future acquire additional Common Units from the holders thereof, from Charter LLC or through acquisition and conversion of any preferred membership units of Charter LLC (collectively, the "PAUL ALLEN UNITS").

         D. As an inducement for Allen to enter into the Purchase and Contribution Agreement and the Letter Agreement, the Company has agreed to grant Allen, Charter Investment, Vulcan III and any other Allen Entities that acquire Paul Allen Units the rights provided for herein.

         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

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         Section 1 Definitions.

                  1.1. Terms Defined in this Section. For purposes of this Agreement, the following terms shall have the following meanings:

                  "ALLEN ENTITY" means from time to time Allen; the estate of Allen, any trust created as a result of the death of Allen, or any organization qualified under Section 501(c)(3) of the Code that is the beneficiary of Allen upon his death; any entity of which Allen Entities own directly or indirectly at least 50% of the voting power and economic interest, including without limitation Charter Investment and Vulcan III; and any trust in which Allen is a trustee and owns more than 50% of the beneficial interest.

                  "AVERAGE TRADING PRICE" means, with respect to any publicly traded securities, as of any Closing Date, the average for the twenty full Trading Days preceding such date of:

                       (i) the last reported sale price, regular way, as reported on the principal national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law) on which such securities are listed or admitted for trading, or

                       (ii) if such securities are not listed or admitted for trading on any national securities exchange, the last reported sale price, regular way, as reported on the Nasdaq National Market (or any successor system) or, if such securities are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices on each such Trading Day as reported on the Nasdaq Stock Market, or

                       (iii) if such securities are not listed or admitted for trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on each such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

                  For purposes of determining the "Average Trading Price" of any securities,

                       (i) the applicable sale price or bid and asked prices of such securities on any day prior to any "ex-dividend" date or any similar date occurring prior to such Closing Date for any dividend or distribution (other than a dividend or distribution contemplated by clause (B) of paragraph (ii) below) paid or to be paid with respect to such securities shall be reduced by the fair value of the per share amount of such dividend or distribution, and

                       (ii) the applicable sale price or bid and asked prices of such securities on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such securities


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occurring prior to such Closing Date or (B) any "ex-dividend" date or any similar date occurring prior to such Closing Date for any dividend or distribution with respect to such securities to be made in such securities or securities that are convertible, exchangeable, or exercisable for such securities shall be appropriately adjusted, as determined by the Board of Directors of the Company, to reflect such subdivision, combination, dividend or distribution.

                  "BACK-TO-BACK OBLIGATION" means any liability or obligation of Charter LLC to the Company, the terms of which are substantially equivalent to a liability or obligation of the Company to any third party, as contemplated by Clause (b) of Article Third of the Certificate of Incorporation.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

                  "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company as in effect on the IPO Date.

                  "CLASS A STOCK" means the Class A common stock of the Company as set forth in the Certificate of Incorporation.

                  "CLASS B STOCK" means the Class B common stock of the Company as set forth in the Certificate of Incorporation.

                  "CLOSING" means the consummation of any exchange of all or a portion of the Exchangeable Units directly, or indirectly as a result of a Non-Recognition Transaction, for shares of Class B Stock in accordance with this Agreement.

                  "CLOSING DATE" means, with respect to any Closing, the day on which such Closing occurs.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON UNITS" means any Unit denominated "Common", including without limitation Class A Common Units, Class B Common Units, Class C Common Units, and Class D Common Units, as set forth in the LLC Agreement, and any other securities into which such Common Units may thereafter be changed, converted, or exchanged (other than pursuant to an exercise of the Exchange Option).

                  "COMPANY" means Charter Communications, Inc., a Delaware corporation incorporated on July 22, 1999.

                  "COMPANY'S SEC REPORTS" means all forms, reports, and similar documents filed by the Company with the SEC.

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                  "CONVERTIBLE SECURITIES" means (subject to Section 2.3(b)(7))
options, warrants, and other similar instruments issued by the Company that are exercisable or convertible for shares of common stock of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

                  "EXCHANGE OPTION" means the right and option of any Allen Entity to exchange directly or indirectly such Person's Common Units for Common Stock pursuant to Section 2.1.

                  "EXCHANGING HOLDER" means any holder of any Common Units exercising its Exchange Option with respect to such Common Units.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied in a manner consistent with that used in the preparation of the financial statements included in the Company's SEC Reports.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental authority, including any court or administrative or regulatory agency.

                  "INTEREST" means any Common Units and any other securities into which such Common Units may thereafter be changed, converted, or exchanged.

                  "INVESTMENT BANKER'S OPINION" means the reasonable opinion of an investment banking firm of nationally recognized standing that is not affiliated with the Company.

                  "LEGAL REQUIREMENTS" means applicable common law and any applicable statute, ordinance, code, or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, or applied by any Governmental Authority, including the terms of any license or permit and any applicable order, decree, or judgment that may have been handed down, adopted, or imposed by any Governmental Authority, in each case as in effect on the date of this Agreement.

                  "LLC ACT" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as the same may be amended from time to time.

                  "MEMBER" means each Person who is listed on Schedule A to the LLC Agreement as a Member, and any additional or substitute Member admitted to Charter LLC in accordance with the terms of the LLC Agreement.

                  "MEMBERSHIP INTEREST" means a Member's entire limited liability company interest in Charter LLC including the Member's right to share in income, gains,


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losses, deductions, credits, or similar items of, and to receive distributions from, Charter LLC pursuant to the LLC Agreement and the LLC Act.

                  "MIRROR SECURITY" means any equity security issued by Charter LLC and held by the Company, the terms of which are substantially equivalent to a security of the Company issued to any third party, as contemplated by Clause
(b) of Article Third of the Certificate of Incorporation.

                  "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

                  "PREFERRED UNITS" mean any Units denominated "Preferred" including the Class A Preferred Units, as set forth in the LLC Agreement.

                  "PUBLICLY TRADED STOCK" means the Class A Stock of the Company or any other series of common stock of the Company that is publicly traded on the Closing Date except that, if more than one class or series of shares of common stock of the Company is publicly traded on the Closing Date, "Publicly Traded Stock" means:

                  (i) if more than one class or series of shares of common stock of the Company is publicly traded on the Closing Date but only one class or series of shares of common stock of the Company is nationally traded on the Closing Date, then "Publicly Traded Stock" means shares of that class or series of common stock of the Company that is nationally traded on the Closing Date; and

                  (ii) if more than one class or series of shares of common stock of the Company is nationally traded on the Closing Date, then "Publicly Traded Stock" means shares of that class or series of common stock of the Company that is nationally traded on the Closing Date and has the highest price-adjusted trading volume as of the Closing Date.

         For purposes of this definition of "Publicly Traded Stock":

                  (i) a class or series of common stock is "nationally traded" if it is (A) registered under Section 12 of the Exchange Act (or any successor provision of law), and (B) listed for trading on any national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law) or on the Nasdaq National Market (or any successor system); and

                  (ii) the "price-adjusted trading volume" of any class or series of common stock of the Company means the product of the Average Trading Price of a share of such class or series of common stock as of the Closing Date times the average daily trading volume in the market from which the Average Trading Price is determined of such class or series of common stock for the twenty full Trading Days preceding the Closing Date.

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                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
Agreement entered into on the date of this Agreement among the Company, Charter Investment, Vulcan III, Allen, Jerald L. Kent, Howard L. Wood and Barry L. Babcock.

                  "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "SEC REPORTS" means any form, report or similar document filed by the Company with the SEC.

                  "SECURITIES ACT" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

                  "TRADING DAY" means, with respect to any security, a day on which the principal national securities exchange on which such security is listed or admitted to trading, or the Nasdaq National Market or the Nasdaq Stock Market, as applicable, if such security is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, any Business Day.

                  "UNITS" means units of Membership Interest issued by Charter LLC to its Members which entitle the Members to the rights set forth in the LLC Agreement.

                  1.2. Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

                  Term                                        Section
                  ----                                        -------
                  B Reorganization                   Section 2.1(b)
                  C Reorganization                   Section 2.1(b)
                  Charter Investment                 Introductory Paragraph
                  Charter LLC                        Preliminary Statement
                  Exchange Option                    Section 2.1(a)
                  Exchange Value                     Section 2.2(b)
                  Financed Class B Stock             Section 5
                  IPO Date                           Preliminary Statement
                  LLC Agreement                      Preliminary Statement
                  Loans                              Section 6
                  Merger                             Section 2.1(b)
                  Non-Recognition Transactions       Section 2.1(b)
                  Paul Allen Units                   Preliminary Statement
                  Permitted Transferee               Section 7.9(a)
                  Purchase and Contribution

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                  Agreement                          Preliminary Statement
                  Tax Agreement                      Section 2.1(a)
                  351 Exchange                       Section 2.1(a)
                  Vulcan III                         Introductory Paragraph


                  1.3. Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         Section 2 Exchange.

                  2.1. Right to Exchange.

                  (a) The Company hereby grants to each Allen Entity the right and option, exercisable from time to time, on one or more occasions, to exchange all or any portion of the Common Units held by such Allen Entity, for shares of Class B Stock, provided that if the Exchanging Holder notifies the Company of its intent and belief that Section 351 of the Code will apply to the exchange of Common Units (the "351 EXCHANGE"), then the consummation of such exchange shall be conditioned upon the receipt from the exchanging Allen Entity of a Tax Agreement substantially in the form of Exhibit A (the "TAX AGREEMENT").

                  (b) In the event that any Allen Entity so elects, the Company shall cooperate with such Allen Entity in order to effect any exchange of Common Units contemplated by Section 2.1(a) by either (at the election of the Allen Entity):

                       (i) permitting such Allen Entity to merge with and into the Company (or such Allen Entity to merge with and into a directly wholly-owned subsidiary of the Company or to cause a directly wholly-owned subsidiary of the Company to merge with and into such Allen Entity, provided that in the case of a merger of such Allen Entity with a wholly-owned subsidiary of the Company, the surviving corporation is immediately thereafter liquidated by merger into the Company) in a transaction qualifying as a reorganization under Section 368(a) of the Code (the "MERGER"); provided, however, that any such Merger shall be conditioned upon the Company obtaining the requisite approval (if any) of its stockholders to such Merger;

                       (ii) permitting such Allen Entity to exchange all of the Common Units and, if any, common stock of the Company held by such Allen Entity for


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shares of Class B Stock in a transaction which qualifies as a reorganization under Section 368(a)(1)(C) of the Code (the "C REORGANIZATION"); or

                       (iii) permitting the shareholders of the Allen Entity to exchange equity in such Allen Entity constituting "control," as defined in
Section 368(c) of the Code, of such Allen Entity solely for shares of Class B Stock in a transaction which qualifies as a reorganization under Section 368(a)(1)(B) of the Code (the "B REORGANIZATION").

The Merger, C Reorganization, B Reorganization and 351 Exchange are collectively referred to as the "NON-RECOGNITION TRANSACTIONS." Such cooperation by the Company shall include, without limitation, the taking of all action (and, if applicable, causing its wholly-owned subsidiary to take all action) necessary or advisable to effect the requested Non-Recognition Transaction (including without limitation execution of reasonable and customary agreements of merger, the voting of all shares in any subsidiary in favor of the Merger and (if required) the submission of Merger for approval of the Company's shareholders). The shareholders of the Allen Entity that is a party to a Merger, C Reorganization or B Reorganization shall be treated for purposes of this Agreement respecting receipt of consideration as the Exchanging Holders. The consideration to be issued by the Company to such Exchanging Holders in the Merger or B Reorganization or to the Allen Entity in the C Reorganization, as applicable, shall be a number of shares of Class B Stock (allocated to such Exchanging Holders in proportion to their respective holdings of the equity securities of such Allen Entity) equal to (x) the number of shares of Class B Stock determined by Section 2.2 or 2.3 (as applicable) based on the number of Common Units held by such Allen Entity that is a party to the reorganization plus (y) the number of shares of common stock of the Company of any class held by such Allen Entity that is a party to the Merger; provided that if the Allen Entity that is a party to the Non-Recognition Transaction owns any material assets other than Common Units, common stock of the Company, goodwill and deferred tax assets, or has any material liabilities required by GAAP to be reflected on a consolidated balance sheet of such Allen Entity as of the Closing Date (other than deferred taxes), the Non-Recognition Transaction shall not be consummated until (I) such Allen Entity no longer owns such assets and (II) such liabilities of such Allen Entity have been defeased or the satisfaction of such liabilities has been adequately provided for by another Allen Entity; and provided further that the consummation of the Non-Recognition Transaction shall be conditioned upon the receipt from the shareholders of the Allen Entity that is a party to the Non-Recognition Transaction who are Allen Entities of a Tax Agreement. The Company shall, and Allen shall cause such Allen Entity to, take all necessary action to effectuate the Non-Recognition Transaction.

                       (c) Any holder of Common Units shall exercise its Exchange Option by delivering written notice of exercise to the Company, specifying the portion of such holder's Common Units to be exchanged, or if a Non-Recognition Transaction is to be other than a 351 Exchange, is to be effected, written notice to that effect and the nature of the Non-Recognition Transaction.

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                       (d) Upon its receipt of notice pursuant to Section
2.1(c), the Company shall be obligated to acquire the Common Units specified in such notice, or, if applicable, effectuate the Non-Recognition Transaction, and, subject to Section 2.6, the Exchanging Holder shall be obligated to assign and transfer to the Company the Common Units and/or common stock of the Company being exchanged pursuant to Section 2.1(a) or 2.1(b), as applicable, on the terms and conditions specified in this Agreement.

         2.2. Exchange Ratio and Valuation under Certificate of Incorporation. The Exchanging Holder shall receive one share of Class B Stock for each Common Unit and one share of Class B Stock for each share of common stock of the Company being exchanged pursuant to Section 2.1(a) or 2.1(b) directly, or indirectly in the Non-Recognition Transaction, as applicable, so long as:

                       2.2.1. Clause (b) of Article Third and Clauses (a)(ii) and (b)(iii) of Article Fourth of the Company's Certificate of Incorporation as in effect on the IPO Date are not amended so as to substantively modify the provisions thereof, and the Company is in substantial compliance with those provisions; and

                       2.2.2. Sections 3.5.4, 3.6.1, 3.6.4(d), 3.6.4(e) and
5.1.7 of the LLC Agreement have not then been amended so as to substantively modify those provisions in manner which would alter the amount per Unit which any class of Common Units would be entitled to receive on liquidation of Charter LLC.

         2.3. Exchange Ratio if Certificate of Incorporation is Amended in Certain Respects.

                       (a) If the conditions in Sections 2.2.1 and 2.2.2 are not satisfied, the number of shares of Class B Stock to be issued in exchange for any Common Units pursuant to this Agreement shall be that number of shares with an aggregate Exchange Value as of the Closing Date, determined in accordance with Section 2.3(b), equal to the fair market value of such Common Units as of the Closing Date, determined in accordance with Section 2.3(b). The "EXCHANGE VALUE" of each share of common stock of the Company issued at any Closing pursuant to this Agreement shall be with respect to the Class B Stock, the Average Trading Prices of the shares of Publicly Traded Stock into which such Class B Stock is convertible. Additionally, one share of Class B Stock of the Company shall be issued for each share of common stock of the Company directly or indirectly exchanged in any Non-Recognition Transaction.

                       (b) The fair market value of any Common Unit shall be the amount that would be distributed to the holder of such Unit upon the liquidation of Charter LLC if the amount that would be distributed to the Company upon such liquidation were equal to the fair market value of all Common Units held by the Company as of the Closing Date. For purposes of this Section 2.3(b):

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                       (1) Subject to adjustment as provided below in this
Section 2.3(b), the fair market value of the Company's Common Units as of the Closing Date shall be deemed to equal the aggregate value of all outstanding shares of Publicly Traded Stock, with each such share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date.

                       (2) If on the Closing Date there are outstanding any Convertible Securities, other than a Convertible Security for which the Company holds a Mirror Security, for which the exercise price per share of Publicly Traded Stock is less than the Average Trading Price of a share of Publicly Traded Stock as of such Closing Date, then the fair market value of the Company's Common Units as of the Closing Date shall be increased by the amount by which the aggregate exercise price of all such Convertible Securities is less than the aggregate value of all shares of Publicly Traded Stock issuable upon the exercise or conversion thereof, with each such issuable share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date.

                       (3) If on the Closing Date the Company has any indebtedness, liabilities, or obligations that would be required by GAAP to be reflected on a balance sheet of the Company as of the Closing Date (other than deferred taxes, obligations for which there exists a Back-to-Back Obligation or liabilities or obligations for which the Company is entitled to reimbursement from Charter LLC), that would be required by GAAP to be reflected on an unconsolidated balance sheet of the Company as of the Closing Date, the fair market value of the Company's Common Units as of the Closing Date shall be increased by the amount of such liability or obligation as of the Closing Date, determined in accordance with GAAP.

                       (4) If on the Closing Date the Company has outstanding any publicly traded equity securities, other than Publicly Traded Stock, Convertible Securities and publicly traded equity securities for which the Company holds a Mirror Security, required to be taken into account under Section 2.3(b)(2), the fair market value of the Company's Common Units as of the Closing Date shall be increased by the aggregate value of all such outstanding securities as of the Closing Date, with such securities being valued at the Average Trading Price of such securities as of the Closing Date.

                       (5) If on the Closing Date the Company has outstanding any equity securities (such as the Class B Stock) other than Publicly Traded Stock, other publicly traded equity securities, Convertible Securities required to be taken into account under Section 2.3(b)(2) and equity securities for which the Company holds a Mirror Security, the fair market value of the Company's Common Units as of the Closing Date shall be increased by the aggregate market value of all such outstanding securities as of the Closing Date. For purposes of this Section 2.3(b)(5):

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                            (A) to the extent practicable, the market value of
such securities shall be the amount that would be distributed with respect to such securities (or, if greater, any securities of the Company for which such securities may be converted or exchanged) upon the liquidation of the Company if the amount that would be distributed to the holders of the Publicly Traded Stock upon such liquidation were equal to the aggregate value of all outstanding shares of Publicly Traded Stock, with each such share being valued at the Average Trading Price of a share of Publicly Traded Stock as of the Closing Date (for example, a share of any class of common stock of the Company (such as the Class B Stock) that has the same rights to liquidating distributions as a share of Publicly Traded Stock shall be deemed to have a market value equal to the Average Trading Price of a share of such Publicly Traded Stock, and a share of non-convertible, non-participating preferred stock of the Company that is entitled to a preference over the common stock of the Company upon liquidation of the Company shall be deemed to have a market value equal to its liquidation preference);

                            (B) if the market value of such securities cannot
practicably be determined under Section 2.3(b)(5)(A), the market value of such securities shall be determined in good faith by the Board of Directors of the Company; provided, however, that if the aggregate value of all such securities exceeds $100,000,000, then the Board's determination of the market value of such securities shall be made in reliance on, and shall be supported by, an Investment Banker's Opinion obtained by the Company not more than three months prior to the Closing Date; and

                            (C) the value of any securities valued pursuant to
Section 2.3(b)(5)(B) shall be determined without regard to any discount or premium for liquidity, control, minority interest, lack of marketability, restrictions on transfer, or any other market factor.

                       (6) If on the Closing Date the Company has any assets (other than the Company's Common Units, Back-to-Back Obligations, Mirror Securities, goodwill or deferred tax assets), including cash, cash equivalents, or assets used in the conduct of any business, then the fair market value of the Company's Common Units as of the Closing Date shall be reduced by the fair market value of such assets as determined in good faith by the Board of Directors of the Company; provided, however, that if the aggregate value of all such assets (other than cash and cash equivalents) exceeds $100,000,000, then the Board's determination of the fair market value of such assets shall be made in reliance on, and shall be supported by, an Investment Banker's Opinion obtained by the Company not more than three months prior to the Closing Date.

                       (7) Any exchange rights granted by the Company that entitle the holder to exchange Common Units for shares of common stock of the Company on valuation terms substantially similar to those provided in 2.2 and 2.3, shall not be deemed to be Convertible Securities or other equity securities of the Company for purposes of Section 2.3(b)(2) or Section 2.3(b)(5).

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
                       (8) Without limiting the foregoing, for purposes of
Section 2.3, (i) any outstanding securities of the Company with respect to which the Company holds a Mirror Security shall be deemed to be of equal and offsetting value to such Mirror Security and (ii) any obligation of the Company with respect to which there exists a Back-to-Back Obligation or a contractual reimbursement obligation from Charter LLC or any subsidiary thereof shall be deemed to be of equal and offsetting value to such Back-to-Back Obligation or reimbursement obligation.

         2.4. Time and Place of Closing.

                  (a) The Closing shall be held at the offices of Paul, Hastings, Janofsky & Walker LLP in New York, NY, on the date specified below:

                       (1) if the Exchanging Holder has requested registration for sale to the public pursuant to the Registration Rights Agreement of the shares of Publicly Traded Stock to be received by it at the Closing through (A) the exercise of its Exchange Option or (B) the simultaneous exercise of its Exchange Option and its right to convert shares of Class B Stock into shares of Publicly Traded Stock, then, at the Exchanging Holder's election, the Closing shall take place following the effectiveness of the Company's registration statement with respect to such shares and immediately prior to the closing of the Exchanging Holder's sale of such shares in accordance with the plan of distribution described in the registration statement;

                       (2) in all other cases, other than a Merger, the Closing shall take place on the tenth Business Day after the Exchanging Holder delivers its notice pursuant to Section 2.1(c) or as soon as practicable thereafter if the vote of the stockholders of the Company is required, or at such other time and place as the Exchanging Holder and the Company may agree; and

                       (3) In the case of a Merger, the Closing shall take place as soon as practicable and upon the filing of the certificate of merger with the Secretary of State of Delaware.

                  (b) The Exchanging Holder and the Company will cooperate so as to permit all documents required to be delivered at or in connection with the Closing to be delivered by mail, delivery service, or courier without requiring either party or its representatives to be physically present at the Closing.

                  (c) Notwithstanding Section 2.4(a), if on the date on which the Closing would otherwise be required to take place pursuant to Section 2.4(a) there shall be in effect any order of or by any Governmental Authority that would prevent or make unlawful the Closing, then the Closing shall be postponed until a date, to be set by the Company on at least five Business Days' written notice to the Exchanging Holder, as soon as practicable after such order ceases to be in effect.

                  2.5. Closing Deliveries.

                  (a) Company's Deliveries. At the Closing, the Company will deliver to the Exchanging Holder the following:

                       (1) Stock Certificates. Certificates evidencing the shares of Class B Stock or Publicly Traded Stock to be issued at the Closing.

                       (2) Certificate. A certificate, signed on behalf of the Company by an authorized officer, to the effect that:

                            (A) Except as otherwise disclosed in the Company's
SEC Reports filed prior to the Exchanging Holder's exercise of its Exchange Option, as otherwise disclosed to the Exchanging Holder pursuant to Section 4.2, or as would not affect the number of shares of Common Stock to be issued to the Exchanging Holder at the Closing, since the date of the balance sheet of the Company included in the most recent Annual Report on Form 10-K filed with the SEC prior to the Exchanging Holders exercise of its Exchange Option, there has not been any (i) material adverse change in the financial condition, results of operations, liabilities, assets or business of the Company, taken as a whole, except for material adverse changes due to general economic or industry-wide conditions, or (ii) other events or conditions that, in the aggregate, have or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of the Company, taken as a whole, except for events or conditions of a general economic nature or of industry-wide applicability, and

                            (B) The Company does not have any indebtedness,
liability, or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet included in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K that the Company filed with the SEC prior to the Exchanging Holder's exercise of its Exchange Option or otherwise disclosed in such Form 10-Q or Form 10-K or in any Form 8-K filed subsequent to such Form 10-Q or Form 10-K but prior to the Holder's exercise of its Exchange Option, or otherwise disclosed to the Exchanging Holder pursuant to Section 4.2, other than indebtedness, liabilities, and obligations that either (i) were incurred after the date of such balance sheet in the ordinary course of business or (ii) would not, in the aggregate, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of the Company, taken as a whole, taking into account, in the case of contingent liabilities, the probability that the contingency would be realized and the probable liability that would result therefrom or (iii) would not affect the number of shares of common stock of the Company to be issued to the Holder at the Closing.

                  (b) Exchanging Holder's Deliveries. At the Closing, the Exchanging Holder will deliver to the Company the following:

                       (1) Certificate Evidencing Common Units. One or more certificates evidencing the portion of the Exchanging Holder's Common Units, (or, in the case of a Non-Recognition Transaction, equity securities of the relevant Allen Entity) , to be transferred and assigned at the Closing (if Common Units are certificated securities), together with duly executed assignments separate from such certificates in form and substance sufficient to effectuate the transfer of the portion of the Exchanging Holder's Common Units (or, in the case of a Non-Recognition Transaction, equity interests of the relevant Allen Entity) to be transferred to the Company.

                       (2) Title Representations. A certificate to the effect that the Exchanging Holder (and in the case of a Non-Recognition Transaction, the Allen Entity) owns all Common Units, and in the case of a Non-Recognition Transaction, common stock of the Company, to be exchanged at the Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell, or otherwise dispose of the Common Units, and in the case of a Non-Recognition Transaction, common stock of the Company), other than those arising under applicable law and those arising under the organizational documents of Charter LLC or the Company, and, upon the transfer of such Common Units pursuant to this Agreement (and in the case of a Non-Recognition Transaction, common stock of the Company), the Company will receive good title to the Common Units, and in the case of a Non-Recognition Transaction, common stock of the Company, free and clear of all liens, encumbrances, and adverse interests created by the Exchanging Holder (and, in the case of a Merger or C Reorganization, the Allen Entity), other than those arising under applicable law or those arising under the organizational documents of Charter LLC or the Company.

                       (3) Investment Representations. A certificate to the effect that:

                            (A) Except as may be described in any registration
statement filed pursuant to the Registration Rights Agreement with respect to any of the shares of common stock of the Company to be acquired at the Closing, it is acquiring such shares with the intent of holding such shares for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such shares within the meaning of the Securities Act of any applicable state securities laws.

                            (B) It acknowledges and agrees that shares of common
stock of the Company are being issued to it in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that they cannot be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

                            (C) It is an "accredited investor" within the
meaning assigned to such term under Regulation D promulgated pursuant to the Securities Act (including an indication of the basis for such representation).

                       (4) Tax Agreement. If the exchange is a Non-Recognition Transaction, a duly executed Tax Agreement.

                  2.6. Exchanging Holder's Right to Rescind Exercise of Exchange Option.

                  (a) Any Exchanging Holder may elect to rescind its exercise of its Exchange Option, in whole or in part, if:

                       (1) the Closing is postponed pursuant to Section 2.4(c) for more than thirty days after the date on which the Closing would otherwise have been required to take place, or

                       (2) The Company delivers a notice to the Exchanging Holder pursuant to Section 4.2 in response to the Exchanging Holder's notice pursuant to Section 2.1(c), or

                       (3) The Exchanging Holder requested registration pursuant to the Registration Rights Agreement of the shares of Publicly Traded Stock to be received by it at the Closing through (A) the exercise of its Exchange Option or (B) the simultaneous exercise of its Exchange Option and its right to convert shares of Class B Stock into shares of Publicly Traded Stock, and the registration statement covering such shares was withdrawn, such shares were withdrawn from inclusion in such registration statement or such shares were excluded from such registration statement in accordance with the terms of the Registration Rights Agreement.

                  (b) Any Exchanging Holder shall elect to rescind the exercise of its Exchange Option pursuant to Section 2.6(a) by delivering written notice of its election to the Company.

                  (c) An election by any Exchanging Holder to rescind the exercise of its Exchange Option pursuant to Section 2.6(a), on one or more occasions, shall not impair the Exchanging Holder's rights under this Agreement to exercise its Exchange Option on any future occasion.

         Section 3 Exchange at Election of Company. The Company shall have the right, by notice to any Allen Entity at any time at which there are no longer any Class A Common Units outstanding, to require such Allen Entity to exchange its Common Units for Class B stock as provided in this Agreement.

         Section 4 Other Covenants.

             4.1. Prior Notice by the Company.

                  (a) The Company will deliver written notice to each other party hereto at least thirty days prior to:

                       (1) the fixing of the record date to determine the holders of shares of common stock of the Company entitled to receive any dividend or other distribution (other than cash dividends payable out of earnings or earned surplus and dividends payable solely in shares of common stock) or any right, including the right to acquire any additional shares of stock of any class;

                       (2) the fixing of the record date to determine the holders of shares of common stock of the Company entitled to participate in any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change resulting solely from a subdivision or combination of outstanding shares), or any consolidation or merger, sale, transfer, or disposition of substantially all of the Company's assets as an entirety, or the liquidation, dissolution, or winding up of the Company; or

                       (3) the consummation of any disposition by the Company of all or substantially all its Common Units.

                  (b) Any notice by the Company pursuant to Section 4.1(a) shall specify the applicable record date and set forth the general nature of the action to be taken.

             4.2. Notice of Other Material Facts. Promptly following its receipt of an Exchanging Holder's notice pursuant to Section 2.1(c) with respect to any exercise of its Exchange Option, the Company will deliver written notice to the Exchanging Holder describing in reasonable detail any facts that the Company must disclose to the Exchanging Holder to enable the Company to deliver the certificate described in Section 2.5(a)(2).

             4.3. Investment Banker's Opinions. The Company will promptly notify each Party hereto in writing of its decision at any time to retain an investment banking firm to prepare an Investment Banker's Opinion. Such notice will identify the assets or securities that are intended to be the subject of such Investment Banker's Opinion. Within five Business Days after the Company receives an Investment Banker's Opinion, the Company will deliver to each Party hereto a copy of such Investment

Banker's Opinion together with any supplementary material that was prepared or relied upon by the investment banking firm issuing such Investment Banker's Opinion relating to the subject of such Investment Banker's Opinion.

             4.4. Certain Transactions.

                  4.4.1. Conversion or Exchange of Class B Shares. If at any time the outstanding shares of Class B Stock are changed into, or exchanged for, a different kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, or other means, then, upon any subsequent election of the Exchange Option, Exchanging Holders shall thereafter be entitled to receive in lieu of Class B Stock either (at the election of the Exchanging Holder) (i) Publicly Traded Stock or (ii) such shares or other securities of the Company into which the Class B Stock has been converted or for which it has been exchanged. Without limiting the foregoing, in the event that all shares of Class B Stock are automatically converted into Class A Stock in accordance with the terms of the Certificate of Incorporation, then, upon any subsequent election of the Exchange Option, Exchanging Holders shall thereafter be entitled to receive Class A Stock in lieu of Class B Stock.

                  (a) Assumption of Company Obligations by Successor. The Company will not consolidate with any Person, merge into any Person, or otherwise sell, convey, transfer, or otherwise dispose of all or substantially all of its Common Units (in one transaction or a series of related transactions) to any Person, or liquidate or dissolve unless the Person that consolidates or merges with the Company or acquires all or substantially all of the Company's Common Units (or, in the case of a triangular merger or consolidation or other transaction in which a direct or indirect parent of such consolidating Person has a publicly traded class of equity securities, such direct or indirect parent) expressly assumes, by an agreement executed and delivered to the Holder, in form satisfactory to the Holder, all of the obligations of the Company under this Agreement.

         Section 5 Representations of the Company. The Company represents and warrants to each other party hereto as follows:

                  5.1. Organization, Standing, and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by the Company hereunder and thereunder. The Company is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not impair or hinder the ability of the Company to perform its obligations under this Agreement.

         5.2. Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         5.3. Absence of Conflicting Agreements; Consents. The execution and delivery by the Company of this Agreement and the documents contemplated hereby and the performance by the Company of its obligations under this Agreement and the documents contemplated hereby, including its issuance of shares of common stock of the Company (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any Governmental Authority, other than the holders of common stock of the Company in the event of a Merger into the Company); (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or any other organizational documents of the Company; (c) will not violate, result in a breach of, or contravene any Legal Requirement applicable to the Company; and
(d) will not violate, conflict with, result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, or similar instrument to which the Company is a party or by which the Company or its properties may be bound legally.

         5.4. Shares Validly Issued. The shares of common stock of the Company to be issued under this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         5.5. Certificate of Incorporation. The Company will not amend the Certificate of Incorporation between the date hereof and the IPO Date.

         Section 6 Regulation U Compliance. So long as any Loans remain outstanding to any Allen Entity, an Allen Entity shall not be entitled to convert any shares of Financed Class B Stock held by such Allen Entity into Class A Stock pursuant to Clause (b)(viii)(A) of Article Fourth of the Certificate of Incorporation. If an Allen Entity desires to convert any Class B Stock pursuant to Clause (b)(viii)(A) of Article Fourth of the Certificate of Incorporation into Class A Stock, such holder shall deliver, together with the stock certificate surrendered pursuant to Clause (b)(viii)(D) of Article Fourth of the Certificate of Incorporation, a certificate, signed on behalf of an authorized officer or person, to the effect that either (1) the Class B Stock to be converted is not Financed Class B Stock or (2) the Loans, the proceeds of which financed the Financed Class B Stock, are no longer outstanding. "LOANS" means loans made after September 15, 1999 to any Allen Entity from banks or other financial institutions subject to Regulation U of the Board of Governors of the Federal Reserve System. "FINANCED CLASS B STOCK" means any share of Class B Common Stock owned by an Allen Entity, including without limitation as a result of the exchange of Units for shares of Class B Stock pursuant to any agreement between the Corporation and the holder of such Membership Units, including this Agreement, or as a transferee of an Allen Entity, that was originally funded with proceeds of Loans.

         Section 7 Miscellaneous.

                  7.1. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, other than the Registration Rights Agreement. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

                  7.2. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement, including any Non-Recognition Transaction.

                  7.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means or recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):


If to Allen, Vulcan III or any other Allen             Vulcan Ventures
Entity (excluding Charter Investment):                 110 110th Avenue Northeast, Suite 550
                                                       Bellevue, Washington 98004
                                                       Attention:  President
                                                       Telecopy: (425) 453-1985


with a copy to:                                        Irell & Manella LLP
                                                       1800 Avenue of the Stars, Suite 900
                                                       Los Angeles, California  90067-4276
                                                       Attention:  Alvin G. Segel
                                                       Telecopy:  (310) 203-7199


If to Charter Investment:                              Charter Investment, Inc.
                                                       c/o Charter Communications, Inc.
                                                       12444 Powerscourt Drive, Suite 400
                                                       Attention: Jerald Kent and Curtis Shaw
                                                       Telecopy:  (314) 965-8793


with a copy to:                                        Irell & Manella LLP
                                                       1800 Avenue of the Stars, Suite 900
                                                       Los Angeles, California  90067-4276
                                                       Attention:  Alvin G. Segel
                                                       Telecopy:  (310) 203-7199


If to the Company:                                     Charter Communications, Inc.
                                                       12444 Powerscourt Drive, Suite 400
                                                       St. Louis, Missouri  63131
                                                       Attention:  Jerald Kent and Curtis Shaw
                                                       Telecopy:  (314) 965-8793


with copies to:                                        Paul, Hastings, Janofsky & Walker LLP
                                                       399 Park Avenue
                                                       Thirty-First Floor
                                                       New York, NY  10022
                                                       Attention:  Daniel G. Bergstein
                                                       Telecopy:  (212) 319-4010

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a Business Day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following Business
Day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

         7.4. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any Person that is not a party to this Agreement, other than any Permitted Transferees of Allen, Charter Investment, Vulcan III and any other Allen Entity.

         7.5. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay, or omission in exercise or other indulgence.

         7.6. Severability. The validity, legality, or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

         7.7. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors (including any successor by merger, consolidation, or otherwise to all or substantially all of a party's business or assets) and permitted assigns.

         7.8. Assignments.

             (a) Each of Allen, Charter Investment, Vulcan III and any other Allen Entity may transfer some or all of any portion of its Common Units to any Person that is an affiliate of such entity at the time of the transfer (each such Person, a "PERMITTED TRANSFEREE"), and each of Allen, Charter Investment, Vulcan III and any other Allen Entity may assign its rights under this Agreement with respect to the transferred portion of its Common Units, without the consent of the Company, to such Permitted Transferee.

             (b) Upon the transfer of any Common Units to any Permitted Transferee and the assignment to such Permitted Transferee of the transferor's rights under this Agreement with respect to the transferred portion of its Common Units, the Company and the Permitted Transferee will enter into an Exchange Agreement in the form of Attachment A to this Agreement, and the Company and the Permitted Transferee will thereupon have the rights and be subject to the obligations set forth in such Exchange Agreement.

         7.9. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

         7.10. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular Section.

         7.11. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.12. Costs. All filing fees, transfer taxes, sales taxes, document stamps, or other similar charges levied by any Governmental Authority in connection with the exchange of shares of Common Stock for Common Units pursuant to this Agreement shall be paid by the Company. Except as otherwise provided in this Agreement, each party will bear its own costs in connection with the performance of its obligations under this Agreement.

         7.13. Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first heretofore mentioned.


                                   Charter Communications, Inc.
                                    By:__________________________
                                      Name:
                                     Title:

                                   Vulcan Cable III Inc.
                                   By:__________________________
                                      Name:
                                     Title:

                                   Charter Investment, Inc.
                                   By:__________________________
                                      Name:
                                     Title:

                                  Paul G. Allen

                                      __________________________

                                    EXHIBIT A

                                  TAX AGREEMENT


         This TAX AGREEMENT is entered into as of ______________ between ________ [Allen Entity] ("Exchanging Holder") and Charter Communications, Inc. (the "Company").

1. Background. This Tax Agreement is executed and delivered pursuant to the terms and conditions of that certain Exchange Agreement made and entered into as of ___________ ___, 1999 by and among the Company, Charter Investment, Vulcan III and Allen (the "Exchange Agreement").

2. Terms Generally. Terms not defined in this Tax Agreement shall have the same meaning as in the Exchange Agreement. The definitions in this Tax Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Tax Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

3. Election. At the election of the Exchanging Holder, which election is made on the signature page hereto, Charter LLC shall make the special allocations to the Allen Entity that is making the 351 Exchange pursuant to
     Section 2.1(a) of the Exchange Agreement or is a party to a Non-Recognition Transaction pursuant to Section 2.1(b) of the Exchange Agreement, with respect to Class A Common Units owned by such Allen Entity, or to the Company, or to both, immediately prior to the consummation of the Non-Recognition Transaction in the manner provided in Section 6.4.3 of the LLC Agreement.

4. Purchase Price Adjustment. In the event that no election is made on the signature page to this Tax Agreement, or if such an election is made, but at the consummation of such Non-Recognition Transaction the Special Loss Allocations (as defined in the LLC Agreement) with respect to the Class A Common Units of the Exchanging Holder or the Allen Entity that is a party to the Non-Recognition Transaction, as applicable, exchanged directly or indirectly for Class B Stock have not been offset with Special Profit Allocations (as defined in the LLC Agreement) and other special allocations provided in Section 6.4 of the LLC Agreement, then the following shall apply:

                  (A) At such time as the Company incurs an obligation to make an out-of-pocket payment for federal or state income or franchise tax ("Tax") as a result of current or prior period Special Profit Allocations or other special allocations provided in Section 6.4 of the LLC Agreement with respect to the Class A Common Units received by the Company in the Non-Recognition Transaction, which, subject to paragraph (C) below, the Company would not have been obligated to make if previously there had been no

     Special Loss Allocations with respect to such Class A Common Units (a "Tax Payment"), the Company shall provide written notice to the Exchanging Holder, not less than thirty (30) days prior to the date such Tax Payment is due, of (I) the amount of such Tax Payment, (II) the date such Tax Payment is due and (III) the Company's determination of the With and Without Calculations (as hereinafter defined) of the amount of such Tax Payment in respect of such Class A Common Units. At such time as the Company incurs a reduced obligation to make an out-of-pocket payment for Tax, receives a refund of Tax or the benefit of a credit against Tax as a result of current or prior period Special Profit Allocations or other special allocations provided in Section 6.4 of the LLC Agreement with respect to the Class A Common Units received by the Company in the Non-Recognition Transaction, which, subject to paragraph (C) below, the Company would not have received or benefited from if previously there had been no Special Loss Allocations with respect to such Class A Common Units (a "Tax Rebate"), the Company shall provide written notice to the Exchanging Holder, not more than thirty (30) days after the date such Tax Rebate is received or the benefit is taken, of (x) the amount of such Tax Rebate, (y) the date of such Tax Rebate and (z) the Company's determination of the With and Without Calculations (as hereinafter defined) of the amount of such Tax Rebate in respect of such Class A Common Units. The Tax Payment and the Tax Rebate are referred to herein as the "Payment." In the event that the Exchanging Holder shall disagree with (x) the arithmetic calculations of the With and Without Calculations or (y) the factual basis of any part of the With and Without Calculations, the Exchanging Holder shall so notify Company in writing within fifteen (15) days following the receipt of the With and Without Calculations (the "Exchanging Holder Notification Period"). Such notification shall state the amount of the With and Without Calculations or calculations thereof with which the Exchanging Holder disagrees and the basis for such disagreement. If such disagreement is not resolved by the parties within ten (10) days, such disagreement shall be resolved in accordance with the procedures set forth in Section 5. The Payment shall be adjusted (if at all) pursuant to the agreement of the parties or the procedures set forth in Section 5, as the case may be, and, after adjustment, subject to the last sentence of this paragraph, shall be the Payment for all purposes of this Tax Agreement and used in any subsequent calculation of the With and Without Calculations. If the Exchanging Holder does not so notify the Company within the Exchanging Holder Notification Period of any disagreement with the amount of the With and Without Calculations or calculations thereof, subject to the last sentence of this paragraph, the amount of the Payment so determined by the Company in the With and Without Calculations provided to the Exchanging Holder shall be the amount thereof and used in any subsequent calculation of the With and Without Calculations. If subsequent to the determination or making of any Payment, the taxable income, or Tax, or both, of the Company is finally adjusted by any tax authority, whether by settlement or in any administrative or judicial proceeding, the parties shall make an equitable adjustment to any prior determinations of the Payment, and the applicable With and Without Calculations, and the Company promptly shall pay to the Exchanging Holder or the Exchanging Holder promptly shall pay to the Company, as the case may be, an amount required to reconcile the Payment actually made to the Payment that should have been made in light of the final adjustment by the tax authority.

                  (B) The Exchanging Holder shall pay to the Company, or the Company shall pay to the Exchanging Holder, as applicable, the amount of the Payment determined in accordance with the preceding paragraph not later than two (2) Business Days prior to the specified due date of the Payment; provided, however, that if the parties are disputing the amount thereof the Exchanging Holder or the Company, as applicable shall pay the undisputed amount thereof, and shall pay the balance thereof, if any, within two (2) Business Days after any disagreement as to the proper amount of the Payment shall be resolved in accordance with the procedures set forth in Section 5. The parties shall for tax and financial reporting treat any Tax Payment by the Exchanging Holder as a contribution to capital of the Company in respect of the Class B Stock acquired by the Exchanging Holder on account of the direct or indirect interest in the Class A Common Units acquired by the Company in the Non-Recognition Transaction and any Tax Rebate shall be treated as an adjustment of prior Tax Payments by the Exchanging Holder.

                  (C) The "With and Without Calculations" is a calculation showing each of the following steps in the derivation of the amount remaining (which is the Payment and can be either a positive number (a Tax Payment) or negative number (a Tax Rebate)) when (I) the difference between
     (x) the Company's cumulative Tax liability, from the IPO Date through the end of the taxable period with respect to which the Tax obligation arises, taking into account that the Special Loss Allocations were made, on the one hand, and (y) the Company's cumulative Tax liability, from the IPO Date through the end of the taxable period with respect to which the Tax obligation arises, assuming the Special Loss Allocations were not made, on the other hand, is reduced by (II) the sum of (x) the Tax Payments previously made by the Exchanging Holder to the Company and (y) the Tax Rebates previously made by the Company to the Exchanging Holder, respectively, under this Section 4; provided, however, that in making the determination required by this Section 4, the parties shall not take into account any permanent limitation on the utilization of tax attributes by the Company, such as on account of an ownership change under Section 382 of the Code; and provided, further, in the event that substantially all of the capital stock of the Company is acquired, or substantially all the direct or indirect assets of the Company or Charter LLC are acquired, by an unaffiliated entity or entities acting as a group, neither the Exchanging Holder nor the Company shall be obligated to make any further payment to the other, including any Payment, under this Section 4.

                  (D) In the event that any Non-Recognition Transaction is partially taxable to the Exchanging Holders, the parties shall treat as not being subject to this Tax Agreement the same percentage of Class A Common Units as the percentage of gain recognized to total gain realized by the Exchanging Holders in the Transaction. Consequently, in the event of an election under Section 3, no special allocation shall be made in the manner provided in Section 6.4.3 of the LLC Agreement to that number of Class A Common Units equal to the percentage of gain recognized and no Tax Payments shall be made on account of, and the With and Without Calculations shall not reflect Taxes in respect of, such number of Class A Common Units.

                  (E) The Company and the Exchanging Holder shall cooperate (and shall cause each of their affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with the preparation or determination of the With and Without Calculations, the preparation and filing of any tax return or the conduct of any audit, dispute, proceeding, suit or action concerning any issues or any other matter contemplated hereunder. Such cooperation shall include, without limitation, (I) the retention and provision on demand of books, records, documentation, tax returns or other information relating to any tax return,
     (II) the provision of additional information and explanation of material provided under clause (I), and (III) the use of the parties' reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. The Company and the Exchanging Holder shall use reasonable efforts to keep each other advised as to the status of tax audits and litigation that may impact the With and Without Calculations. The Company shall consult with the Exchanging Holder regarding any responses to requests from any taxing authority and shall provide the Exchanging Holder with copies of any such written responses before (to the extent deadlines reasonably permit) such responses are given to any taxing authority. Without limiting the foregoing, the Company shall promptly furnish to the Exchanging Holder upon receipt a copy of any revenue agent's report or similar report, notice of proposed adjustment, or notice of deficiency or TEFRA report received by any member of the Company's consolidated group or by any entity treated as a tax partnership. The Company shall advise and consult with the Exchanging Holder with respect to any proposed tax adjustments relating to the Company or any of its subsidiaries, including entities treated as tax partnerships, that are the subject of an Internal Revenue Service or state or local audit or investigation, or are the subject of litigation, that may affect the With and Without Calculation.

5. Arbitration. Disagreements between the Company, on the one hand, and the Exchanging Holder, on the other, with respect to the amount of any Payment that the Company claims is owed by the Exchanging Holder, or that the Exchanging Holder claims is owed by the Company, including the determination of the With and Without Calculations, that are not resolved by mutual agreement shall be resolved by arbitration pursuant to this
     Section 5. Upon the expiration of the ten (10) day dispute resolution period specified in Section 4(A) until the time of a final resolution by the arbitrator, the time period for any payment shall be tolled.

                       (A) Any arbitrator selected pursuant to this Section 5 shall have at least five years of experience in the field of corporate taxation, shall be an attorney licensed to practice law in any state of the United States and shall not be or have been employed by or affiliated with either party. The parties shall first attempt to agree on a mutually satisfactory arbitrator. If the parties are unable to agree on a mutually satisfactory arbitrator within fifteen (15) days after expiration of the ten (10) day dispute resolution period specified in Section 4(A), each party shall select an arbitrator. The two arbitrators thus selected shall agree on and select a third arbitrator. If the two arbitrators cannot agree on such third arbitrator within fifteen (15) days, the parties shall each select a different arbitrator and renew the above procedure. If the position of an arbitrator is vacated, the person or persons who originally selected the arbitrator to fill such position shall select a new arbitrator to fill the position, unless the parties agree to continue the arbitration with the remaining arbitrators. When used hereinafter, the term "arbitrator" shall refer to the three arbitrators so selected when appropriate and a decision of a majority of such arbitrators shall constitute a decision by the arbitrator in the appropriate context.

                       (B) The arbitration shall be conducted in accordance with the rules set forth in Exhibit A. The arbitration shall not be conducted under the auspices of the American Arbitration Association.

                       (C) Each party within thirty (30) days after engagement of the arbitrator shall submit to the arbitrator a written statement of the party's position (including the total net amount it asserts is owed by it or is due to it) regarding the total amount in dispute, which position shall be consistent with the With and Without Calculations exchanged pursuant to Section 4(A), together with copies of such calculations.

                       (D) The arbitrator shall base his or her decision on the following standards. In the case of a factual dispute between the parties, the arbitrator shall make a determination of the correct facts. In the case of a dispute regarding a legal issue or a settlement amount, the arbitrator shall consider the strength of the parties' litigation positions relative to the costs and risks of litigation. Upon making determinations with respect to all issues in dispute, the arbitrator shall find in favor of the party whose With and Without Calculations exchanged pursuant to Section 4(A) proposed the amount closest to the aggregate of the amounts so determined.

                       (E) The arbitrator shall render a written decision stating only the amount of such decision as soon as practicable. The arbitrator shall also orally explain the bases of such decision to both parties as soon as practicable. If and only if both parties request, the arbitrator shall state the bases of such decision in writing. The arbitrator's decision shall be in an amount equal to one of the total amounts asserted by one of the parties in the With and Without Calculations exchanged pursuant to Section 4(A). The arbitrator shall not, and is not authorized to, render a decision in any other amount. The arbitrator's decision shall be final.

6.   Miscellaneous.

                       (A) This Tax Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, other than the Exchange Agreement. This Tax Agreement may not be amended, altered or modified except by a writing signed by both parties.

                       (B) Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Tax Agreement.

                       (C) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means or recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

If to any Allen Entity:                  [______________]
                                         [______________]
                                         [______________]
                                         Attention:  [______________]
                                         Telecopy:[______________]


with a copy to:                          Irell & Manella LLP
                                         1800 Avenue of the Stars, Suite 900
                                         Los Angeles, California  90067-4276
                                         Attention:  Alvin G. Segel
                                         Telecopy:  (310) 203-7199


If to the Company:                       Charter Communications, Inc.
                                         12444 Powerscourt Drive, Suite 400
                                         St. Louis, Missouri  63131
                                         Attention:  Jerald Kent and Curtis Shaw
                                         Telecopy:  (314) 965-8793


with copies to:                          Paul, Hastings, Janofsky & Walker LLP
                                         399 Park Avenue
                                         Thirty-First Floor
                                         New York, NY  10022
                                         Attention:  Daniel G. Bergstein
                                         Telecopy:  (212) 319-4010


     Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a Business Day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following Business Day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

                       (D) None of the provisions of this Tax Agreement shall be for the benefit of, or enforceable by, any Person that is not a party to this Tax Agreement.

                       (E) With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (I) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (II) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay, or omission in exercise or other indulgence.

                       (F) The validity, legality, or enforceability of the remainder of this Tax Agreement shall not be affected even if one or more of the provisions of this Tax Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

                       (G) Except as provided herein to the contrary, this Tax Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors (including any successor by merger, consolidation, or otherwise to all or substantially all of a party's business or assets) and permitted assigns.

                       (H) This Tax Agreement shall be governed by the laws of the State of New York, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

                       (I) The Section headings in this Tax Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or interpret the scope of this Tax Agreement or of any particular Section.

                       (J) This Tax Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       (K) Except as otherwise provided in this Tax Agreement, each party will bear its own costs in connection with the performance of its obligations under this Tax Agreement.

                       (L) In the event of any legal action between the parties arising out of or in relation to this Tax Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Tax Agreement as of the day first heretofore mentioned.


                                 Charter Communications, Inc.
                                 By:__________________________
                                      Name:
                                     Title:
                                  _____________________________

                                  By:__________________________
                                      Name:
                                     Title:

                                 The Exchanging Holder ELECTS/DOES NOT ELECT
                                 [strike one] pursuant to Section 3 of the foregoing Tax Agreement that Charter LLC make the special allocations.